As filed with the Securities and Exchange Commission on September 4, 2020

Registration No. 333-239478

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Legend Biotech Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2101 Cottontail Lane

Somerset, NJ 08873

(732) 317-5050

(Address of principal executive offices, including zip code and telephone number, including area code)

Share Option Scheme

2020 Restricted Shares Plan

(Full title of the plans)

Fangliang Zhang, Ph.D.

Chief Executive Officer

Legend Biotech Corporation

2101 Cottontail Lane

Somerset, NJ 08873

(732) 317-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Copies to:

Peter Devlin

Alan Seem

Jones Day

250 Vesey Street

New York, NY 10281

(212) 326-3939

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Ordinary Shares, par value US$0.0001 per share	31,000,000(3)	$0.98-$19.8125	$273,262,752.50	$35,469.51(5)

(1)

These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, each of which represents two ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-238581).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable under the Registrant’s Share Option Scheme (the “Option Plan”) and the Registrant’s 2020 Restricted Shares Plan (the “RSU Plan”) by reason of any share dividend, share split, recapitalization or other similar transaction.

(3)

Consists of (i) 1,897,000 ordinary shares reserved for future issuance under the Option Plan, (ii) 18,103,000 ordinary shares underlying share options granted under the Option Plan and (iii) 11,000,000 ordinary shares to be issued upon vesting of restricted share units (“RSUs”) granted under the RSU Plan or reserved for issuance under the RSU Plan.

(4)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based upon (a) a weighted average exercise price of $0.98 per share for the outstanding share options granted under the Option Plan and (b) $19.8125 which was one-half of the average of the high and low prices of the Registrant’s ADSs as reported on the Nasdaq Global Select Market for June 24, 2020. The chart below details the calculations of the registration fee.

Securities	Number of Shares	Offering Price Per Share(2)		Aggregate Offering Price
To be issued upon the exercise of outstanding options granted under the Option Plan	18,103,000	$0.98	(4)(a)	$17,740,940.00
To be issued upon the exercise of options to be issued under the Option Plan	1,897,000	$19.8125	(4)(b)	$37,584,312.50
To be issued upon vesting of RSUs granted under the RSU Plan	52,173	$19.8125	(4)(b)	$1,033,677.56
Ordinary shares reserved for future grant under the RSU Plan	10,947,827	$19.8125	(4)(b)	$216,903,822.44
Proposed Maximum Aggregate Offering Price				$273,262,752.50
Registration Fee				$35,469.51

(5)	Registration fee of $75,084.42 was previously paid in connection with the initial filing on June 26, 2020.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8, File No. 333-239478 (the “Registration Statement”), is filed by Legend Biotech Corporation, a company organized under the laws of the Cayman Islands (the “Registrant”) solely for the purposes of (i) correcting a typographical error in the Calculation of Registration Fee table, footnote (4) of the Registration Statement. and (ii) updating Exhibit 10.2 to reflect an immaterial, administrative amendment to the Registrant’s 2020 Restricted Shares Plan. In the table included in footnote (4) of the Calculation of Registration Fee table, the numbers included in the column “Number of Shares,” rows one and two, were inadvertently reversed when input in the Registration Statement. Corresponding changes to the aggregate offering prices and “Proposed Maximum Aggregate Offering Price” sections of the fee table are also being made in connection with correcting the typographical error. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement. No additional securities are to be registered, and registration fees were paid upon filing of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s prospectus dated June 5, 2020 filed with the Commission on June 8, 2020 pursuant to Rule 424(b)(4) under the Securities Act;

(b)

The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-39307) filed with the Commission on June 2, 2020, including any amendment and report subsequently filed for the purpose of updating that description; and

(c)	The Registrant’s Current Report on Form 6-K filed with the Commission on August 3, 2020.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8.	Exhibits

Exhibit Number	Description
4.1**	Third Amended and Restated Memorandum and Articles of Association of the Registrant, which became effective as of June 9, 2020
4.2**	Registrant’s Specimen Certificate for ordinary shares (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form F-1, as amended (File No. 333-238232))
4.3**	Deposit Agreement, dated June 5, 2020, among the Registrant, JPMorgan Chase Bank, N.A., as depositary and holders and beneficial owners of the American Depositary Shares
5.1**	Opinion of Harney Westwood & Riegels, regarding the validity of the ordinary shares being registered
10.1**	Share Option Scheme (including proxy form, notice of grant, notice of exercise and share purchase agreement and investment representation statement)
10.2*	2020 Restricted Shares Plan (including form of Restricted Share Unit Award Agreement), as amended August 28, 2020.
23.1*	Consent of Ernst & Young Hua Ming LLP
23.2**	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page hereto)

*	Filed herewith.
**

Previously filed as an exhibit to the Registration Statement on Form S-8 (File No. 333-239478), filed with the Securities and Exchange Commission on June 26, 2020, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Somerset, New Jersey, on September 4, 2020.

Legend Biotech Corporation

By:	/s/ Ying Huang
Name:	Ying Huang, Ph.D.
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed on September 4, 2020 by the following persons in the capacities indicated.

Signature	Title

/s/ Fangliang Zhang	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

Fangliang Zhang, Ph.D.

/s/ Ying Huang	Chief Financial Officer (Principal Financial and Accounting Officer)

Ying Huang, Ph.D.

/s/ Ye Wang	Director

Ye Wang, M.S.*

/s/ Darren Xiaohui Ji	Director

Darren Xiaohui Ji, M.D., Ph.D.*

/s/ Corazon Dating Sanders	Director

Corazon Dating Sanders, Ph.D.*

/s/ Yau Wai Man Philip	Director

Yau Wai Man Philip, CPA*

*By:	/s/ Ying Huang
(Ying Huang, Ph.D., Attorney-in-Fact)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Legend Biotech Corporation, has signed this post-effective amendment to the registration statement in Somerset, New Jersey on September 4, 2020.

Authorized U.S. Representative

By:	/s/ Ying Huang
Name:	Ying Huang, Ph.D.
Title:	Chief Financial Officer